Exhibit 10.1

EXTENSION AGREEMENT
EXTENSION AGREEMENT dated July 7, 2017 between Strata Skin Sciences, Inc. (the "Company"), a Delaware corporation, and Jeffrey F. O'Donnell, Sr. (the "Consultant") effective as of July 1, 2017 (the "Effective Date").
Recitals:
The parties entered into a Consulting Agreement dated as of November 4, 2015, which was amended as of July 20, 2016, as of September 19, 2016 and as of December 6, 2016, (the "Agreement"), under which the Consultant provided consulting services to the Company.  The Agreement currently continues in effect through June 30, 2017.  The parties wish to extend the term of the Agreement through December 31, 2017, as provided in this Amendment.
NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:
1.          Section 3 of the Agreement is hereby amended to extend the termination date of the Agreement to December 31, 2017.
2.          During the extension period, the Consultant shall provide the following consulting services to the Company:  advice to the Company and its management team in connection with the integration and operation of the Company's expanded business, including the Dermatology market, operations, sales and marketing team and initiatives, strategic support and investor relations.  The Consultant shall make himself available to consult with the Company's President and Chief Executive Officer and other members of its management team at mutually convenient times.  The Consultant shall report to the Board of Directors regarding the time he devotes to the performance of the Services and the specific Services performed during the period since his prior report.
3.          The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Agreement shall hereafter continue in full force and effect in accordance with their terms, except to the extent amended, modified or revised herein.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.
STRATA SKIN SCIENCES, INC.
By:	/s/ David K. Stone	/s/ Jeffrey F. O'Donnell, Sr.
	David K. Stone, Chair Nominating and Governance Committee	Jeffrey F. O'Donnell, Sr.